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                                                                   EXHIBIT 24.2

                            CERTIFICATE OF RESOLUTION
                                       OF
                         STERLING FINANCIAL CORPORATION


         I, Ned M. Barnes, Secretary of the Board of Directors of Sterling Financial Corporation, a Corporation incorporated under the laws of the State of Washington, hereby certify that the following is a full, true and correct copy of a Resolution of the Board of Directors of the Corporation, duly adopted by unanimous consent of the Board of Directors of the Corporation in accordance with the law and the Bylaws of the Corporation on May 5, 1997:

                  RESOLVED, that the Chairman of the Board, the President, the Chief Financial Officer and each director be, and hereby is, authorized to execute a power of attorney appointing any person (whether an officer or director of the Corporation or not) as his or her attorney-in-fact and agent for the purpose of executing the Registration Statement and any amendments and post-effective amendments thereto.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation this 5 day of May, 1997.

                                              /s/ Ned M. Barnes
                                              ----------------------------------
                                              NED M. BARNES, Secretary